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Exhibit 99.1

ConAgra Foods® News Release
ConAgra Foods, Inc. One ConAgra Drive Omaha, NE 68102-5001 tel: (402) 595-4000 www.conagrafoods.com	For more information, contact: Karen Savinski Lynn MEDIA Vice President, Communications ConAgra Foods, Inc. tel: (402) 595-5392
Chris Klinefelter ANALYSTS Vice President, Investor Relations ConAgra Foods, Inc. tel: (402) 595-4157

F O R   I M M E D I A T E   R E L E A S E

CONAGRA FOODS FILES RESTATED FINANCIAL STATEMENTS;
ALSO CITES IMPACT OF CHANGES IN ACCOUNTING PRINCIPLES

    OMAHA, Neb., June 22, 2001 — ConAgra Foods, Inc. (NYSE: CAG) today announced that it has filed an amended annual report on Form 10-K for its fiscal year ended May 28, 2000 with the Securities and Exchange Commission. The filing includes restated financial statements for fiscal years 1998, 1999 and 2000 and relates to the company's announcement on May 23 that accounting and conduct matters at its United Agri Products Companies (UAP) subsidiary and certain other accounting adjustments would result in a restatement of the company's financial results. ConAgra Foods also filed amended quarterly reports on Form 10-Qs for the first three quarters of fiscal 2001, which reflect the current year impact of the restatement of prior fiscal year results. In addition, the amended fiscal 2001 first quarter results reflect the impact of the cumulative effect of three accounting principle changes which were adopted by the company in the fourth quarter of fiscal 2001.

RESTATEMENT DUE TO ACCOUNTING AND CONDUCT MATTERS AT UAP

    The restatement due to accounting and conduct matters at UAP is based upon an investigation undertaken by ConAgra Foods and the Audit Committee of its Board of Directors. That investigation, which was reported by the company in its May 23 press release, and an informal inquiry by the staff of the Securities and Exchange Commission, are continuing. The restatement reflects the financial statement impact of the following accounting matters at UAP: improper revenue recognition for deferred delivery sales and vendor rebates, improper recognition of advance vendor rebate income, and improper accruals for bad debt reserves. The restatement also corrects an error relating to consolidation of intracompany profit on sales within UAP during fiscal 1997 and fiscal 1998. In addition, a ConAgra Foods review indicated that UAP used inconsistent quarterly estimating processes in the recognition of vendor rebates. As part of the restatement, ConAgra Foods adopted a consistent quarterly estimating process for the recognition of UAP vendor rebates which resulted in a larger portion of vendor rebates being recognized later in the UAP fiscal year. The company's Form 8-K dated May 23, 2001 has background information on the elements giving rise to the restatement.

    The effect of the restatement related to UAP matters, is as follows:

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  for fiscal 1998, revenues are reduced by $42 million, income before taxes is reduced by $16 million, and diluted earnings per share are reduced by $.02;

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  for fiscal 1999, revenues are reduced by $84 million, income before taxes is reduced by $47 million, and diluted earnings per share are reduced by $.06;

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  for fiscal 2000, revenues are reduced by $161 million, income before taxes is reduced by $48 million, and diluted earnings per share are reduced by $.06; and

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  for fiscal 2001, revenues are increased by $324 million, income before taxes is increased by $127 million, and diluted earnings per share are increased by $.16.

    In addition, the company restated its fiscal 1997 retained earnings by $7 million to reflect the net income effect of reducing revenues by $38 million, income before taxes by $12 million and diluted earnings per share by $.01.

    The financial statement effects of the restatement related to UAP matters for the first three quarters of fiscal 2001 are:

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  for the first quarter ended August 27, 2000, revenues are increased by $227 million, income before taxes is increased by $29 million and diluted earnings per share are increased by $.04;

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  for the second quarter ended November 26, 2000, revenues are increased by $97 million, income before taxes is decreased by $17 million and diluted earnings per share are decreased by $.02; and

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  for the third quarter ended February 25, 2001, revenues are unchanged, income before taxes is increased by $16 million and diluted earnings per share are increased by $.02.

CUMULATIVE EFFECT OF A CHANGE IN THREE ACCOUNTING PRINCIPLES

    In the fourth quarter of fiscal 2001, the company changed its methods of accounting for revenue recognition relating to shipping terms for certain of its product sales, recognition of sales incentives granted to retailers and recognition of consumer sales incentives. The company is required to reflect a reduction in income related to the cumulative effect of these changes in the first quarter of fiscal 2001. The cumulative effect of these three changes in fiscal 2001 for periods prior to fiscal 2001 reduces income by $43.9 million after-tax, or $.09 per share, and relates to the following :

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  The company changed its accounting for recognition of revenue relating to the shipping terms for certain of its product sales. The company previously recorded the sales when title to finished product passes upon shipment to customers, i.e., when the product left the shipping dock. The company will now recognize revenue when title and risk of loss are transferred to customers upon delivery. This resulted in a $15.6 million after-tax charge, or $.03 per diluted share, which is reflected in the restated financial statements for the first quarter of fiscal 2001.

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  The company is changing its policy to now expense sales incentives provided to retailers at the later of the date the sale is reported or the incentive is offered, as opposed to amortizing those costs over the period of expected future benefit. This change resulted in a $17.5 million after-tax charge, or $.04 per diluted share, which is reflected in the restated financial statements for the first quarter of fiscal 2001.

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  The company is changing its policy to now expense its consumer sales incentives at the later of the issuance of the sales incentives or the date the sale is recorded , as opposed to amortizing the expense over the period in which the sales incentives were expected to be redeemed. This change resulted in a $10.8 million after-tax charge, or $.02 per diluted share, which is reflected in the restated financial statements for the first quarter of fiscal 2001.

    In addition, the net impact of these accounting changes on operating results for fiscal 2001 is reflected in the amended quarterly documents.

RESTATEMENT & ACCOUNTING CHANGES : NET IMPACT TO 2001 EPS

    For fiscal 2001, ConAgra Foods estimates that the aggregate effect of all of the foregoing matters will increase earnings per diluted share by $.07 ($.16 per diluted share increase due to the restatement related to UAP less $.09 per diluted share decrease related to the cumulative effect of the changes in accounting principle).

    ConAgra Foods expects to release its results for fiscal 2001 on or about June 28. The company has posted question and answer information, which includes a summary of the amended quarterly results for fiscal 2001, relating to this release at http://www.conagrafoods.com/investors.

    ConAgra Foods is North America's largest foodservice manufacturer and second largest retail food supplier, with annualized sales of approximately $27 billion.

    This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements in this release include without limitation statements addressing the following subjects: estimates of certain results for fiscal 2001, results of the investigation by the Audit Committee and the inquiry by the Securities and Exchange Commission.

    Future economic circumstances, industry conditions, company performance and financial results and/or regulatory factors affecting the Company's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The statements are based on many assumptions and factors described in the Company's reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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  Exhibit 99.1